property purchase AGREEMENT

THIS property purchase AGREEMENT dated as of the 13th day of March, 2017,

between:

sustainable petroelum group inc., a company duly incorporated under the laws of the State of Nevada, having its executive office located at 2316 Pine Ridge Road, 383, Naples, Florida, 34109

(the “Company”)

AND:

workplan holding inc., a company duly incorporated and having its executive office located at 2316 Pine Ridge Road, 383, Naples, Florida, 34109

(the “Vendor”)

WHEREAS:

A.	the Vendor is the legal and beneficial owners of 13 mineral claims (the “Properties”) as listed in Schedule “A” attached hereto;

B.	the Vendor wishes to sell, and the Company wishes to purchase, in accordance with the terms and conditions set out below, all of the right, title and interest of the Vendor in and to the Properties;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the mutual promises, covenants, conditions, representations and warranties hereinafter contained and for other good and valuable consideration, the receipt of which are hereby acknowledged, and subject to the terms and conditions hereinafter set out, the Parties hereto have agreed and do hereby agree as follows:

1.0      Assets to be Purchased and Sold: Subject to the terms and conditions of this agreement, the Vendor agrees to sell, transfer, convey, assign, and quit claim to the Company, and the Company agrees to purchase from the Vendor, all of the Vendor’s right, title and interest in and to Properties, free and clear of all liens, charges and encumbrances, of any nature whatsoever, effective as of the Closing.

2.0      Purchase Price: The purchase price for the Properties is Five Million (CDN$5,000,000) Dollars in the lawful currency of Canada (the “Purchase Price”). The Company hereby agrees to issue an aggregate One Million Two Hundred and Fifty Thousand (1,250,000) restricted shares of common stock in the capital of the Company to the Vendor (the “Shares”) for the Purchase Price of all of the Vendor’s right, title and interest in and to the Properties.

3.1      Payment of Purchase Price: The Purchase Price shall be paid by the Company issuing and delivering the Shares to the Vendor and the Vendor agrees to accept the Shares as payment in full of the Purchase Price (the “Closing”).

3.2      Closing Conditions: Notwithstanding anything to the contrary herein, the obligations of the parties under this agreement are subject to the following conditions being fulfilled on or before the Closing or being waived by the Parties on or before the Closing:

(a)    the representations and warranties of each of the parties being true and accurate as at the Closing;

(b)    each party having complied with all their terms, covenants and agreements in this agreement as agreed to be performed or caused by it on or before the Closing;

(c)    prior to Closing the Vendor will maintain the Properties in good standing and will maintain all insurance coverages as required and the Vendor will be responsible for all taxes due as required up to Closing; and

(d)    the Company acknowledges the Vendor has entered into a third party agreement with John Leliever and granted a 3% NSR (net smelter return) with a buy back option of one half of the 3% NSR (1.5%) for a one-time payment of CDN$1,500,000.00 prior to a bankable prefeasibility being completed, and that such NSR will be carried forward by the Company.

4.1      Representations and Warranties of the Vendor: The Vendor represents and warrants to, and covenants in favor of, the Company in connection with the sale of the Properties by the Vendor as follows:

(a)    the Vendor has the exclusive power and capacity to execute and deliver this agreement and to perform its obligations under this agreement;

(b)    all necessary action has been taken by the Vendor to authorize the execution and delivery of this agreement and the performance of its obligations under this agreement;

(c)    each of the execution and delivery of this agreement, the performance by the Vendor of its obligations under this agreement and the consummation of the transactions contemplated in this agreement, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under (whether after notice or lapse of time or both): (i) any statute, rule or regulation applicable to the Vendor; (ii) any mortgage, note, indenture, contract, agreement, joint venture, partnership, instrument, lease or other document to which the Vendor is a party or by which he is bound; or (iii) any judgment, decree or order binding the Vendor or his property or assets;

(d)    this agreement constitutes a legal, valid, and binding obligation of the Vendor, enforceable against the Vendor in accordance with its terms. The Vendor has executed and delivered this agreement after having obtained such independent legal and other professional advice as it considered necessary or appropriate, on a fully informed basis, and without duress or coercion;

(e)    the Vendor is the recorded owner of a 100% interest in and to the Properties and the Vendor is the beneficial owner of a 100% interest in and to the Properties, in each case with good and marketable title thereto;

(f)    the Properties (including all ores, concentrates, minerals, metals or products in, on or under the Properties or which may be removed or extricated therefrom) and the Vendor’s interest in and to the Properties, are free and clear of any and all liens, charges, claims, encumbrances, mortgages, hypothecs, agreements, adverse claims (including, without limitation, any order or judgment relating to the Properties or any legal proceedings in process, pending or threatened which might result in any such order or judgment), royalties or other payments in the nature of a rent or royalty, or other interests of whatsoever nature or kind, recorded or unrecorded, with the exception of the 3.0% NSR granted to John Leliever as set out in Section 3.2(d) above;

(g)    there is no contract, option or any other right of another binding upon or which at any time in the future may become binding upon the Vendor to sell, transfer, assign, pledge, charge, mortgage or in any other way dispose of or encumber the Vendor’s interest in and to the Properties, other than pursuant to the provisions of this agreement;

(h)    neither the entering into of this agreement nor the sale and transfer to the Company of all of the Vendor’s interest in and to the Properties is, or will be, in contravention of any legislation respecting the use of lands or otherwise in the jurisdiction in which the Properties are situate;

(i)    there are no adverse claims against or challenges to the Vendor’s title to the Properties or any part of the Properties;

(j)    the Vendor has not received from any governmental instrumentality any notice of, or communication relating to, any actual or alleged breach of any environmental laws, regulations, policies or requirements, and there are no outstanding work orders or actions required to be taken relating to environmental matters respecting the Properties or any operations carried out thereon;

(k)    to the best of the Vendor’s knowledge, there have been no material spills, discharges, leaks, emissions, ejections, escapes, dumpings or other releases of any kind of any toxic or hazardous substances in, on or under the Properties or the environment surrounding it and there is no presence of polychlorinated biphenyl in, on or under the Properties;

(l)    conditions on and relating to the Properties respecting all past and current operations thereon carried on by or on behalf of the Vendor is in compliance with all applicable federal, provincial, and municipal laws including all laws, orders, rules and regulations of whatever authority, as they may apply to and affect environmental matters, waste disposal and storage, and pollution control standards;

(m)    to the best of the Vendor’s knowledge, the Properties are free and clear of all unprotected open mine shafts, mine openings or workings, open pits, rock stockpiles, mine tailings or waste materials;

(n)    there are no outstanding or pending or, to the best of the Vendor’s knowledge, threatened actions, suits, proceedings or claims affecting (or potentially affecting) all or any part of the Properties;

(o)    the Vendor has and will continue to make available to the Company all information in its possession or control relating to work done on or with respect to the Properties, including information that could reasonably be considered to relate to whether the Properties might have the potential for economic mineralization;

(p)    the Vendor has been the registered holder of the Properties and the Vendor has not granted any person or corporation access to or the right to enter upon and explore or investigate the mineral potential of the Properties and the Vendor is not aware of any such exploration or investigation having been conducted thereon;

(q)    with the exception of the 3.0% NSR granted to John Leliever as set out in Section 3.2(d), the Properties are not subject to any outstanding obligations or liabilities whatsoever or any agreement with any third party;

(r)    the surface rights of the Properties have not been dealt with or encumbered in any fashion by the Vendor and the Vendor has the right and has unimpeded access to the surface area of the Properties;

(s)    the Vendor is not aware of any restriction on the zoning of the Properties or any proposed change to such zoning which would hinder or prohibit the intended use by the Company of the Properties for exploration and mining activity; and

(t)    all taxes, assessments, rentals, levies or other payments relating to the Properties and required to be made to any federal, provincial, or municipal governmental instrumentality have been made.

4.2      Survival of the Vendor’s Representations and Warranties: The representations and warranties of the Vendor made in or pursuant to this agreement shall be true and correct in all respects on the date hereof and shall be true and correct in all respects on the Closing, with the same force and effect as if such representations and warranties had been made at and as of the Closing. The representations, warranties, and covenants of the Vendor contained in this agreement and any agreement, instrument, certificate or other document executed or delivered pursuant to this agreement shall survive the execution of this agreement and the Closing.

4.3      Indemnification of the Vendor: The Vendor agrees to forever indemnify and save the Company, and the directors, officers, employees, agents and shareholders of the Company, harmless from any and all claims, losses, damages, costs, actions and suits, of any nature whatsoever, arising out of or in connection with any breach of any representation, warranty or covenant made by the Vendor in or pursuant to this agreement.

5.1      Representations and Warranties of the Company: The Company represents and warrants to, and covenants in favor of, the Vendor in connection with the purchase of the Properties by the Company as follows:

(a)    this agreement constitutes a legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms;

(b)    the Company is legally competent to execute this agreement and to take all actions required pursuant to this agreement; and

(c)    each of the execution and delivery of this agreement, the performance by the Company of its obligations hereunder and the consummation of the transactions contemplated in this agreement, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under (whether after notice or lapse of time or both): (i) any statute, rule or regulation applicable to the Company; (ii) the constating documents, by-laws or resolutions of the Company which are in effect at the date hereof; (iii) any mortgage, note, indenture, contract, agreement, joint venture, partnership, instrument, lease or other document to which the Company is a party or by which it is bound; or (iv) any judgment, decree or order binding the Company or the property or assets of the Company.

5.2      Survival of the Company’s Representations and Warranties: The representations and warranties of the Company made in or pursuant to this agreement shall be true and correct in all respects on the date hereof and shall be true and correct in all respects on the Closing, with the same force and effect as if such representations and warranties had been made at and as of the Closing. The representations, warranties, and covenants of the Company contained in this agreement and any agreement, instrument, certificate or other document executed or delivered pursuant to this agreement shall survive the execution of this agreement and the Closing.

5.3      Indemnification of the Company: The Company agrees to forever indemnify and save the Vendor, and the directors, officers, employees, agents and shareholders of the Vendor, harmless from any and all claims, losses, damages, costs, actions and suits, of any nature whatsoever, arising out of or in connection with any breach of any representation, warranty or covenant made by the Company in or pursuant to this agreement.

6.0      Assignment in Trust: It is acknowledged that the Vendor has transferred, assigned and set over to the Company all of the right, title, benefit and interest of the Vendor in the Properties, and that, with respect to the Properties of which the transfer of legal ownership has not yet been affected, does hereby hold such Properties in trust for the Company and the benefits derived thereunder shall be for the account of the Company. The Company shall have received at the time of Closing: (a) such instruments of sale, transfer, conveyance, assignment or delivery, in registrable or recordable form or otherwise, in respect of the Properties or any part thereof as the Company may reasonably require to assure the full and effective sale, transfer, conveyance, assignment or delivery to it of the interest of the Vendor in and to the Properties to be transferred under this Agreement, in each case in form and substance satisfactory to the Company; and (b) such other documents, certificates and other instruments dated as of the Closing as would be usual in respect of the transactions contemplated herein or as the Company may reasonably require.

7.0      Required Actions: The Vendor and the Company shall take or cause to be taken all necessary or desirable actions, steps and corporate proceedings to approve or authorize validly and effectively the implementation of this agreement including the transfer of the Properties to the Company and the execution and delivery of this agreement and other agreements and documents contemplated hereby.

8.0      Applicable Law: This agreement shall be interpreted and governed in accordance with the laws of the State of Nevada and the laws of the United States applicable therein. Any governing laws in regards to the Properties in Canada will also be in affect including the Province of Ontario.

9.0      Legal Counsel: Each party shall be responsible for retaining their own legal counsel and seeking independent legal advice. Except as expressly otherwise provided in this agreement, the parties shall bear their own respective expenses (including, but not limited to, all compensation and expenses of counsel, financial advisors, consultants, actuaries and independent accountants) incurred in connection with the preparation and execution of this agreement and consummation of the transactions contemplated by this agreement.

10.0    Counterpart: This agreement may be executed in counterparts with the same effect as if the parties hereto had signed the same document. All counterparts and adopting instruments shall be construed together and shall constitute one and the same agreement.

IN WITNESS WHEREOF this property purchase agreement was executed by the parties hereto as of the day and year first above written.

Sustainable Petroleum Group Inc.		Workplan Holding Inc.

By:	/s/ Authorized Signatory	By:	/s/ Authorized Signatory
	Authorized Signatory		Authorized Signatory

SCHEDULE “A”

Schedule “A” to that certain Property Purchase Agreement among

Sustainable Petroleum Group Inc. and Workplan Holding Inc.

made as of the 13th day of March, 2017.

(number of pages including this one: 2)

mineral CLAIMS

The Vendor is the registered and beneficial owner of certain mineral claims located in the Thunder Bay Mining Division Rickaby and Lapierre Townships in the Province of the Ontario as follows:

Patent Properties (9 claims)

62401-0010

SRO MINING CLAIM TB11070 RICKABY AS IN PPA4452; GREENSTONE

62401-0011

MRO MINING CLAIM TB11070 RICKABY AS IN PPA4452; GREENSTONE

62401-0012

SRO MINING CLAIM TB11071 RICKABY AS IN PPA4453; GREENSTONE

62401-0013

MRO MINING CLAIM TB11071 RICKABY AS IN PPA4453; GREENSTONE

62401-0014

SRO MINING CLAIM TB11072 RICKABY ; GREENSTONE

62401-0015

MRO MINING CLAIM TB11072 RICKABY; GREENSTONE

62401-0016

SRO MINING CLAIM TB11073 RICKABY; GREENSTONE

62401-0017

MRO MINING CLAIM TB11073 RICKABY; GREENSTONE

62401-0018

SRO MINING CLAIM TB11074 RICKABY; GREENSTONE

62401-0019

MRO MINING CLAIM TB11074 RICKABY; GREENSTONE

62401-0020

SRO MINING CLAIM TB11075 RICKABY AS IN PPA4457; GREENSTONE

62401-0021

MRO MINING CLAIM TB11075 RICKABY AS IN PPA4457; GREENSONE

62401-0022

SRO MINING CLAIM TB11076 RICKABY; GREENSTONE

62401-0023

MRO MINING CLAIM TB11076 RICKABY; GREENSTONE

62401-0024

SRO MINING CLAIM TB11077 RICKABY; GREENSTONE

62401-0025

MRO MINING CLAIM TB11077 RICKABY; GREENSTONE

62401-0026

SRO MINING CLAIM TB11078 RICKABY AS IN PPA4460; GREENSTONE

62401-0027

MRO MINING CLAIM TB11078 RICKABY AS IN PPA4460; GREENSTONE

Crown Land Claims (4 claims)

Rickaby Township

3011563

4211215

3011584

Lapierre Township

4279298